Exhibit 32.1
Section 906 Certification
In connection with the Quarterly Report on Form 10-Q of CACI International Inc (the Company) for the three months ended September 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the Report), the undersigned President and Chief Executive Officer of the Company certifies, to the best of his knowledge and belief pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 22, 2026
/s/ JOHN S. MENGUCCI
John S. Mengucci President, Chief Executive Officer and Director (Principal Executive Officer)